Exhibit 3.29

CERTIFICATE OF INCORPORATION

of

GEO, INC.

FIRST: The name pf the Corporation is GEO, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is The United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares and the par value of each of such shares is $0.01.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Paul C. Graffagnino	c/o Skadden, Arps, Slate,
Meagher & Flom
919 Eighteenth Street, N.W.
Washington, D.C. 20006

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) In addition to the powers and authority hereinbefore or by statue expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders

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shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court

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directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed

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and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of May, 1984.

/s/ Paul C. Graffagnino
Paul C. Graffagnino
Sole Incorporator

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CERTIFICATE OF MERGER

OF

GEODEM, INC.

INTO

GEO, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
GEO, Inc.	Delaware

GEODEM, Inc.	Delaware

SECOND: That a plan and agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is GEO, Inc.

FOURTH: That the certificate of incorporation of GEO, Inc., a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation, except that Article First shall be amended in its entirety to read as follows:

“First: The name of the corporation is Claritas Corporation.”

FIFTH: That the merger of the constituent corporations shall be effective on December 31, 1987.

SIXTH: That the executed plan and agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 201 N. Union Street, Alexandria, Virginia 22314.

SEVENTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

GEO, INC.

By:	/s/ German J. Ypma
German J. Ypma,
Chairman of the Board of Directors

ATTEST:

By:	/s/ Erich R. Eiselt
Erich R. Eiselt
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/05/1991
913395383 – 2036399

CERTIFICATE OF MERGER OF

NATIONAL PLANNING DATA CORPORATION

INTO

CLARITAS CORPORATION

Pursuant to

Section 907 of the New York Business Corporation Law

and

Section 252 of the Delaware General Corporation Law

The undersigned, Charles E. Leonard, III and Erich R. Eiselt, being, respectively, the Chairman and Secretary of CLARITAS CORPORATION, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware, and Charles E. Leonard, III and Erich R. Eiselt being, respectively, the President and Secretary of NATIONAL PLANNING DATA CORPORATION, a domestic corporation duly organized and existing under and by virtue of the laws of the State of New York, do hereby certify and set forth:

1. The name of each constituent corporation is as follows:

CLARITAS CORPORATION (formerly GEO, Inc.), a Delaware corporation

NATIONAL PLANNING DATA CORPORATION, a New York corporation

2. The name of the surviving corporation is CLARITAS CORPORATION.

3. The designation and number of outstanding shares of each class and series of CLARITAS CORPORATION are as follows:

Class of Securities	Number of Shares Outstanding
Common Stock	500
(par value, $0.01)

The holders of Common Stock are entitled to vote and to vote as a class.

4. The designation and number of outstanding shares of NATIONAL PLANNING DATA CORPORATION are as follows:

Class of Securities	Number of Shares Outstanding
Common Stock	1000
(par value, $100.00)

The holders of Common Stock are entitled to vote and to vote, respectively, as a class.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/05/1991
913395383 – 2036399

5. Article First of the Certificate of Incorporation of Claritas Corporation is hereby amended so that Article First shall read, in its entirety, as follows:

“1. NAME. The Name of the Corporation is Claritas/NPDC, Inc. (hereinafter called the “Corporation”).”

6. There are no amendments or changes to be made in the certificate of incorporation of CLARITAS CORPORATION other than that set forth in paragraph 5, above.

7. The certificate of incorporation of CLARITAS CORPORATION was filed by the Delaware Department of State on May 29, 1984 under the name GEO, INC.

8. The certificate of incorporation of NATIONAL PLANNING DATA CORPORATION was filed by the New York Department of State on January 19, 1970.

9. An amendment to the certificate of incorporation of CLARITAS CORPORATION was filed by the Delaware Secretary of State on December 31, 1987, whereby CLARITAS CORPORATION changed its name from GEO, INC. to CLARITAS CORPORATION and made no other changes to the certificate of incorporation.

10. The merger of CLARITAS CORPORATION and NATIONAL PLANNING DATA CORPORATION (the “Merger”) was authorized with respect to both such corporations by adoption and approval of a Plan of Merger by the unanimous written consent of the Boards of Directors and sole stockholder of NATIONAL PLANNING DATA CORPORATION in accordance with Sections 708 and 615, respectively, of the Business Corporation Law and the unanimous written consent of Board of Directors and sole stockholder of CLARITAS CORPORATION in accordance with Sections 228 and 141(f) of the Delaware General Corporation Law.

11. The Merger is permitted under and is made in compliance with applicable Delaware law and New York law.

12. CLARITAS CORPORATION will not conduct business in the State of New York until such time as an application of authority has been filed with the Department of State of New York.

13. CLARITAS CORPORATION hereby consents to service of process in New York State for any action or special proceeding for the enforcement of any liability or obligation of NATIONAL PLANNING DATA CORPORATION and hereby designates the Secretary of State of New York as its agent for service of process. A copy of any such process shall be sent c/o VNU Business Information Services, Inc., 11 West 42nd Street, New York, NY 10036, attn: Erich R. Eiselt, Esq.

14. The effective date of the merger effected hereby shall be January 1, 1992.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 11th day of October, 1991 and affirm the statements contained herein as true under penalties of perjury.

CLARITAS CORPORATION		NATIONAL PLANNING DATA CORPORATION

By:	/s/ Charles E. Leonard, III	By:	/s/ Charles E. Leonard, III
	Charles E. Leonard, III,		Charles E. Leonard, III,
	Chairman		President

By:	/s/ Erich R. Eiselt	By:	/s/ Erich R. Eiselt
	Erich R. Eiselt,		Erich R. Eiselt,
	Secretary		Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 10/04/1993
683277140 – 2036399

Certificate of Amendment of Certificate of Incorporation

of

CLARITAS/NPDC, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is CLARITAS/NPDC, INC.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

“1. Name. The name of the corporation is Claritas Inc. (hereinafter called the “Corporation”).”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 4th, 1993.

/s/ Charles E. Leonard, III
Charles E. Leonard, III, Chairman

Attest:

/s/ Mari Jo Florio
Mari Jo Florio, Assistant Secretary

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

CLARITAS INC.

The Board of Directors of CLARITAS INC., corporation of Delaware, on this 30th day of September, A.D. 1997, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The CLARITAS INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Secretary, the 30th day of September, A.D. 1997.

/s/ James A. Ross
Name:	James A. Ross
Title:	Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 10/01/1997
971331060 – 2036399

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

URBAN DECISION SYSTEMS, INC.

INTO

CLARITAS INC.

Claritas Inc., a corporation organized and existing under the laws of the State of Delaware DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 29th day of May, 1984, pursuant to the Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of the stock of Urban Decision Systems, Inc. a corporation incorporated on the 25th day of August, 1994, pursuant to the Law of the State of Delaware.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 15th day of December, 1998, determined to and did merge into itself said Urban Decision Systems, Inc.:

RESOLVED, that Claritas Inc. merge, and it hereby does merge into itself said Urban Decision Systems, Inc., and assumes all of its obligations;

FURTHER RESOLVED, that the merger shall be effective on December 31, 1998.

FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Urban Decision Systems, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Claritas Inc. has caused this Certificate to be signed by Nancy Deck, its President and attested by James A. Ross, its Secretary, this 15th day of December, 1998.

CLARITAS INC.
ATTEST:
by:	/s/ Nancy Deck
Nancy Deck, President

		by:	/s/ James A. Ross
James A. Ross, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 12/18/1998
981491407 – 2036399

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/07/2000
001011868 – 2036399

CERTIFICATE OF MERGER OF

NATIONAL DECISION SYSTEMS, INC.

WITH AND INTO

CLARITAS INC.

The undersigned corporation, organized and existing under and by virtue of the Georgia Business Corporation Code (the “Code”), DOES HEREBY CERTIFY:

1. Claritas Inc., a Delaware corporation (“Claritas”), is merging with and into National Decision Systems, Inc., a Georgia corporation (“NDS”) (“the “Merger”), and Claritas will be the surviving corporation following the Merger, using the name “Claritas Inc.”

2. The Articles of Incorporation of Claritas (the “Articles”) will continue after the Merger as the Articles of the surviving corporation.

3. Tho executed Agreement and Plan of Merger pursuant to which the Merger is being consummated is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is c/o VNU USA, INC., 1515 Broadway, 15th Floor, New York, NY 10036.

4. A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any corporation that is a party to the Merger.

5. The Agreement and Plan of Merger was duly approved by the shareholders of Claritas on December 15, 1999 and by the shareholders of NDS on December 15, 1999

6. That an Agreement of Merger between the parties to the merger has been approved, adopted certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

7. National Decision Systems, Inc. has 500 shares of common stock, par value $1.00 per share.

IN WITNESS WHEREOF, CLARITAS INC. has caused its duly authorized officer to execute and deliver this Certificate of Merger as of the 22nd day of December, 1999.

CLARITAS INC.

By:	/s/ Robert Nascenzi
Robert Nascenzi
President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 06:45 PM 06/27/2002
020420302 – 2036399

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

STRATEGIC MAPPING, INC.

INTO

CLARITAS INC.

Claritas Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on May 29, 1984 under the name GEO, INC., pursuant to the General Corporation Law of the State of Delaware. On December 31, 1987, the corporation again changed its name to Claritas Corporation. On December 5, 1991 the corporation again changed its name to Claritas/NPDC, Inc. On October 4, 1993 the corporation again changed its name to Claritas Inc.

SECOND: That this corporation owns all of the outstanding shares of the stock of Strategic Mapping, Inc. a corporation incorporated on February 3, 1986, pursuant to the corporation laws of the State of California.

THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted on May 9, 2002 determined to and did merge into itself said Strategic Mapping, Inc.:

RESOLVED, that Claritas Inc, merge, and it hereby does merge into itself said Strategic Mapping, Inc., a California corporation and wholly-owned subsidiary of the Corporation and assumes all of its obligations; and it is further

RESOLVED that the merger shall be effective upon the date of filing with the Secretary if State of Delaware; and it is further

RESOLVED that the terms and conditions of the merger are as follows:

FIRST: Claritas Inc. hereby merges into itself Strategic Mapping, Inc. and said Strategic Mapping, Inc. shall be and hereby is merged into Claritas Inc., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of Claritas Inc., which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows: the outstanding shares of common stock of the merged corporation shall be cancelled and no shares of the surviving corporation shall be issued in exchange therefor.

FOURTH: The terms and conditions of the merger are as follows:

(a) The bylaws of the surviving corporations as they shall exist on the effective date of this merger shall be and remain the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

(b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

and it is further

RESOLVED that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Strategic Mapping, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of Kent County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

RESOLVED that the proper officers of this corporation be and they hereby are directed to make and execute Articles of Merger setting forth a copy of the resolutions to merge said Strategic Mapping, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of California and to do all acts and things whatsoever, whether within or without the State of California, which may be in anywise necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Claritas Inc., has caused this Certificate to be signed by Frederick A. Steinmann, its Vice President this 9th day of May 2002.

CLARITAS INC.

by:	/s/ Frederick A. Steinmann
Frederick A. Steinmann
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 03:53 PM 01/08/2004
FILED 03:45 PM 01/08/2004
SRV 040014643 – 2036399 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Claritas Inc., and the name of the corporation being merged into this surviving corporation is National Research Bureau, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Claritas Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on January 8, 2004.

SIXTH: The Agreement of Merger is on file at 770 Broadway, New York, NY 10003, the place of business of the surviving corporation.

SEVENTH: A copy of this Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder for the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of January, A.D., 2004.

By:	/s/ Frederick A. Steinmann
Authorized Officer
Name:	Frederick A. Steinmann
Print or Type
Title:	Vice President